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
                       For the six months ended                              For the year ended December 31,
                            June 30, 2004                    2003                 2002          2001           2000         1999
                            -------------                    ----                 ----          ----           ----         ----
                       Pro forma       Actual      Pro forma       Actual
                       ---------       ------      ---------       ------
Net income available
  to common
  shareholders
  before minority
  interest .........  $ 28,461,930  $ 28,461,930  $ 47,129,885  $ 47,129,885  $ 43,562,784  $ 26,914,180  $ 12,129,684  $ 12,943,989
Add back fixed
  charges and
  preferred
  dividends:
  Interest expense       5,059,441     5,059,441     8,711,251     8,711,251     9,302,458    10,627,540    12,777,804    11,104,947
  Preferred dividends-
    Series A .......     1,486,875     1,486,875            --            --            --            --            --            --
  Preferred dividends-
  Series B .........            --            --            --            --            --            --            --            --
                      ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Fixed charges and
   preferred
   dividends .......     6,546,316     6,546,316     8,711,251     8,711,251     9,302,458    10,627,540    12,777,804    11,104,947
                      ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Earnings before
  fixed charges and
  preferred
  dividends (A).....  $ 35,008,246  $ 35,008,246  $ 55,841,136  $ 55,841,136  $ 52,865,242  $ 37,541,720  $ 24,907,488  $ 24,048,936
                      ============  ============  ============  ============  ============  ============  ============  ============
Fixed charges and
  preferred
  dividends
  Interest expense .     5,059,441     5,059,441     8,711,251     8,711,251     9,302,458    10,627,540    12,777,804    11,104,947
  Interest reduction
    due to use of
    Series A preferred
    stock offering
    proceeds (1) ...    (1,334,530)           --    (2,669,060)           --            --            --            --            --
  Interest reduction
    due to use of
    Series B preferred
    stock offering
    proceeds (2) ...      (966,500)           --    (1,933,000)           --            --            --            --            --
Preferred dividends-
  Series A (3) .....     2,673,750     1,486,875     5,347,500            --            --            --            --            --
Preferred dividends-
  Series B (4) .....     2,062,500            --     4,125,000            --            --            --            --            --
                      ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Fixed charges and
   preferred
   dividends (A) ...  $  7,494,661  $  6,546,316  $ 13,581,691  $  8,711,251  $  9,302,458  $ 10,627,540  $ 12,777,804  $ 11,104,947
                      ============  ============  ============  ============  ============  ============  ============  ============
Ratio of earnings to
  fixed charges and
  preferred
  dividends (A
  divided by B)......         4.67          5.35          4.11          6.41          5.68          3.53          1.95          2.17
                      ============  ============  ============  ============  ============  ============  ============  ============

(1) For the six months ended June 30, 2004 and the year ended December 31, 2003, assumes Series A preferred stock offering net proceeds (including underwriters' overallotment) of $66,726,500 were used entirely to repay our lines of credit, at an average interest rate of 4% for six months and one year, respectively.

(2)   For the six months ended June 30, 2004 and the year ended December
      31, 2003, assumes Series B preferred stock offering net proceeds of $48,325,000 were used entirely to repay our lines of credit, at an average interest rate of 4% for six months and one year, respectively.

(3)   For the six months ended June 30, 2004 and the year ended December
      31, 2003, assumes Series A preferred stock dividends declared and paid for six months and one year, respectively.

(4)   For the six months ended June 30, 2004 and the year ended December
      31, 2003, assumes Series B preferred stock dividends declared and paid for six months and one year, respectively.